Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New Media Lottery Services, Inc. (the “Company”) on Form 10-QSB for the period ended January 31, 2007 as filed with the Securities and Exchange on the date hereof (the “Report”) pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C.§ 1350), Randolph H. Brownell, the Chief Operating Officer and Chief Financial Officer of the Company, hereby certifies that, to the best of his knowledge:

1. The Report complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company for the period covered by the Report.

SIGNATURE	TITLE	DATE

/s/ Randolph H. Brownell, III	Chief Operating Officer	April 26, 2007
and Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Report to which it relates and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of New Media Lottery Services, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.